Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Melissa Keir, Investor Relations
631-773-4334
melissa.keir@falconstor.com

FalconStor Software Announces First Quarter 2014 Results

MELVILLE, N.Y., April 29, 2014—FalconStor Software, Inc. (NASDAQ: FALC), a market leader in data protection and migration, today announced financial results for its first quarter ended March 31, 2014.

“In the first quarter of 2014 the FalconStor team continued to achieve the internal goals that we set for ourselves last year.  Virtually all of our metrics for bookings, deferred revenue, cash flow and expense control met the targets that we put in place in the previous quarter,” said Gary Quinn, President and CEO of FalconStor.  “We continue to execute our business plan for 2014: To increase our total bookings, while being cost conscious and preserving our cash. We are gaining momentum and we remain optimistic for the future. Among the highlights of the quarter was the first delivery of our new unified technology platform-based approach to data management, on which we will continue to build.”

Financial and Business Highlights and Overview:

•	BOOKINGS:

◦	Q1 2014 bookings totaled $14.4 million compared with $14.8 million in Q1 2013 and $16.3 million in Q4 2013.

•	DEFERRED REVENUE:

◦	Deferred revenue as of March 31, 2014 totaled $31.9 million which was an increase of 34% compared with March 31, 2013, and an increase of 7% compared with December 31, 2013.

•	CASH:

◦
The Company achieved positive cash flow from operations on a GAAP basis in Q1 2014 of $0.3 million compared with cash used in operations of ($1.8) million in Q1 2013 and cash used in operations of ($3.6) million in Q4 2013;

◦	Closed the quarter with $27.9 million of cash, cash equivalents and marketable securities, compared with $28.1 million at December 31, 2013;

◦	During the first quarter of 2014;

▪	The Company made $0.6 million in payments associated with the company-wide “rebalancing” which commenced during the third quarter of 2013; and

▪	The Company made $0.2 million in payments related to the preferred stock dividends accrued for at December 31, 2013.

•	Non-GAAP EXPENSES and MARGINS:

◦	Non-GAAP expenses totaled $13.9 million in Q1 2014 compared with non-GAAP expenses of $18.2 million in Q1 2013 and non-GAAP expenses of $13.8 million in Q4 2013;

◦	Non-GAAP gross margins were 78% in Q1 2014 compared with non-GAAP gross margins of 72% in Q1 2013 and non-GAAP gross margins of 78% in Q4 2013.

•	OTHER ITEMS

◦	The Company launched its Optimized Backup and Deduplication Solution version 8.0 - the first delivery of the Company’s new unified technology platform-based approach to data management.

Financials

Total revenues for the first quarter of 2014 were $12.0 million compared with $15.3 million in the same period a year ago. GAAP loss from operations for the first quarter of 2014 was narrowed to $2.6 million, compared with an operating loss of $3.9 million for the first quarter of 2013. GAAP net loss for the quarter improved to $2.8 million compared with a net loss of $4.4 million for the same period a year ago. Net loss attributable to common stockholders for the quarter, which includes the effects of the accretion to redemption value of the Series A preferred stock and the accrual of preferred stock dividends, was $3.1 million, or $0.06 per share, compared with $4.4 million, or $0.09 per share, for the same period a year ago.  Included in the operating results for the first quarter of 2014 and 2013 were expenses of $0.1 million of investigation, litigation and settlement related costs.  In addition, included in net loss for the first quarter of 2014 was $0.2 million related to restructuring charges.

Non-GAAP loss from operations narrowed to $1.9 million for the first quarter of 2014, compared with non-GAAP loss from operations of $2.9 million for the same period a year ago. Non-GAAP net loss improved to $2.1 million, or $0.04 per share, in the first quarter of 2014, compared with a non-GAAP net loss of $3.4 million, or $0.07 per share, in the first quarter of 2013. Non-GAAP results exclude the effects of stock-based compensation, costs associated with the Company’s investigations, litigation and settlement related costs, restructuring costs and the effects of preferred stock.

The Company closed the quarter with $27.9 million in cash, cash equivalents and marketable securities. Cash flow from operations for the first quarter of 2014 was $0.3 million compared with cash used in operations of ($1.8) million during the same period in 2013. Deferred revenue at March 31, 2014 was $31.9 million, compared with $29.8 million at December 31, 2013.

Conference Call
The Company will host a conference call to discuss its financial results on Tuesday, April 29, 2014 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-888-549-7880
International: +1-480-629-9770

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?ED=205796657&RG=1&UID

Meeting: FalconStor Q1 2014 Earnings
Meeting password: q1numbers14
Meeting Number: 760793298

If you are unable to register via the Internet, please contact Melissa Keir, Investor Relations at 631-773-4334 or melissa.keir@falconstor.com.

A conference call replay will be available beginning April 29 at 6:30 p.m. EDT through 11:59 p.m. EST on May 6. To listen to the replay of the call, dial toll free: 1-800-406-7325 or International: +1-303-590-3030, passcode: 4678966, or visit our website at www.falconstor.com/investors.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s class action and derivative lawsuits, government investigations, and related legal fees, (ii) restructuring costs, (iii) effects of our Series A Preferred Stock and (iv) noncash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor Software, Inc. (NASDAQ: FALC) is transforming how enterprises move, store, protect and optimize data.  Founded in 2000, FalconStor offers an award-winning platform for data migration, business continuity, disaster recovery, optimized backup and deduplication.  FalconStor helps maximize data availability and system uptime to ensure nonstop business productivity, while simplifying data management to reduce operational costs. Our open, integrated software solutions reduce vendor lock-in and give enterprises the freedom to choose the applications and hardware components that make the best sense for their business. FalconStor solutions are available and supported by OEMs, as well as leading system integrators and resellers worldwide.  FalconStor is headquartered in Melville, N.Y. with offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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# # #

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor and FalconStor Software are registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,493,097	$19,288,340
Restricted cash	750,000	750,000
Marketable securities	9,645,934	8,073,108
Accounts receivable, net	9,715,785	11,150,323
Prepaid expenses and other current assets	2,421,076	1,636,891
Inventory	652,346	919,390
Deferred tax assets, net	358,092	358,092
Total current assets	41,036,330	42,176,144
Property and equipment, net	3,093,740	3,317,344
Deferred tax assets, net	56,059	49,651
Software development costs, net	1,693,772	1,796,075
Other assets, net	1,469,865	1,549,255
Goodwill	4,150,339	4,150,339
Other intangible assets, net	160,579	179,596
Total assets	$51,660,684	$53,218,404
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,282,032	$1,024,180
Accrued expenses	7,414,251	8,658,863
Deferred tax liabilities, net	18,005	18,005
Deferred revenue, net	19,370,270	18,148,268
Total current liabilities	28,084,558	27,849,316
Other long-term liabilities	587,427	617,300
Deferred tax liabilities, net	199,791	193,705
Deferred revenue, net	12,536,651	11,602,177
Total liabilities	41,408,427	40,262,498
Commitments and contingencies
Series A redeemable convertible preferred stock	6,852,954	6,737,578
Total stockholders' equity	3,399,303	6,218,328
Total liabilities and stockholders' equity	$51,660,684	$53,218,404

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Product revenues	$4,963,059	$7,759,456
Support and services revenues	7,038,440	7,525,361
Total revenues	12,001,499	15,284,817
Cost of revenues:
Product	575,124	1,299,654
Support and service	2,099,251	3,008,403
Total cost of revenues	2,674,375	4,308,057
Gross profit	$9,327,124	$10,976,760
Operating expenses:
Research and development costs	3,348,795	4,648,609
Selling and marketing	5,888,466	6,840,571
General and administrative	2,391,410	3,247,067
Investigation, litigation, and settlement related costs	111,711	114,066
Restructuring costs	223,573	—
Total operating expenses	11,963,955	14,850,313
Operating loss	(2,636,831)	(3,873,553)
Interest and other income (loss), net	50,108	(330,790)
Loss before income taxes	(2,586,723)	(4,204,343)
Provision for income taxes	215,075	176,102
Net loss	$(2,801,798)	$(4,380,445)
Less: Accrual of Preferred stock dividends	186,904	—
Less: Accretion to redemption value of Series A preferred stock	115,376	—
Net loss attributable to common stockholders	$(3,104,078)	$(4,380,445)
Basic net loss per share attributable to common stockholders	$(0.06)	$(0.09)
Diluted net loss per share attributable to common stockholders	$(0.06)	$(0.09)
Weighted average basic shares outstanding	48,031,737	47,862,834
Weighted average diluted shares outstanding	48,031,737	47,862,834

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended March 31,
	2014	2013
GAAP loss from operations	$(2,636,831)	$(3,873,553)
Non-cash stock option expense (1)	412,661	890,735
Legal related costs (3)	111,711	114,066
Restructuring costs (4)	223,573	—
Non-GAAP loss from operations	$(1,888,886)	$(2,868,752)

GAAP net loss attributable to common stockholders	$(3,104,078)	$(4,380,445)
Non-cash stock option expense, net of income taxes (2)	412,661	890,735
Legal related costs (3)	111,711	114,066
Restructuring costs (4)	223,573	—
Effects of preferred stock (5)	302,280	—
Non-GAAP net loss	$(2,053,853)	$(3,375,644)

GAAP gross margin	78%	72%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin	78%	72%

GAAP gross margin - Product	88%	83%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin - Product	88%	83%

GAAP gross margin - Support and Service	70%	60%
Non-cash stock option expense (1)	0%	1%
Non-GAAP gross margin - Support and Service	70%	61%

GAAP operating margin	(22)%	(25)%
Non-cash stock option expense (1)	3%	6%
Legal related costs (3)	1%	1%
Restructuring costs (4)	2%	0%
Non-GAAP operating margin	(16)%	(19)%

GAAP Basic EPS	$(0.06)	$(0.09)
Non-cash stock option expense, net of income taxes (2)	0.01	0.02
Legal related costs (3)	0.00	0.00
Restructuring costs (4)	0.00	0.00
Effects of preferred stock (5)	0.01	0.00
Non-GAAP Basic EPS	$(0.04)	$(0.07)

GAAP Diluted EPS	$(0.06)	$(0.09)
Non-cash stock option expense, net of income taxes (2)	0.01	0.02
Legal related costs (3)	0.00	0.00
Restructuring costs (4)	0.00	0.00
Effects of preferred stock (5)	0.01	0.00
Non-GAAP Diluted EPS	$(0.04)	$(0.07)

Weighted average basic shares outstanding (GAAP and as adjusted)	48,031,737	47,862,834
Weighted average diluted shares outstanding (GAAP and as adjusted)	48,031,737	47,862,834

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended March 31,
	2014	2013
Cost of revenues - Product	$—	$49
Cost of revenues - Support and Service	21,883	50,256
Research and development costs	88,799	134,910
Selling and marketing	162,187	284,038
General and administrative	139,792	421,482
Total non-cash stock based compensation expense	$412,661	$890,735

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, net of related income tax effects. For the three months ended March 31, 2014 and 2013, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Legal related costs represent expenses in connection with the Company’s investigations, litigation and settlement related costs for each respective period presented.

(4)	Represents restructuring costs which were incurred during each respective period presented.

(5)	Represents the effects of the accretion to redemption value of the Series A preferred stock and accrual of preferred stock dividends.